Exhibit 99.1

Sino-Global and Hebei Yanghuai Technology Restructure Mining
Server Agreement; Company to Switch to Direct Mining

ROSLYN, N.Y., September 21, 2021 -- Sino-Global Shipping America, Ltd. (NASDAQ: SINO) (“Sino-Global” or the “Company”) today announced it has restructured its March 2, 2021 agreement with Hebei Yanghuai Technology Co., Ltd. (“Yanghuai”) to buy 2,783 digital currency mining servers from Yanghuai. The deal was part of Sino-Global’s expansion into the cryptocurrency market.

While the original deal was closed following a successful inspection of the digital currency operation servers for uniqueness, health and ownership, a subsequent change in Chinese regulatory policy prevented Yanghuai from operating the servers as needed to meet agreed upon performance targets. As a result, the companies have restructured the original agreement to reduce the purchase price from RMB 30 million to RMB 6 million and to allocate the purchased mining equipment between Sino-Global and Yanghuai. Revenue generated to date by the digital currency mining servers will be recognized by Sino-Global, as per the agreement. Yanghuai has agreed to transport digital currency mining servers representing half of the agreed 50,440 t/s in computing power (or a total of 25,220 t/s in computing power), to Sino-Global’s office in Ningbo, China. The equipment will then be transported to Sino-Global in the U.S. The companies will have no further financial or operating obligations to each other after completion of the transfer.

Mr. Lei Cao, Chief Executive Officer of Sino-Global, commented, “We appreciate Yanghuai’s efforts to come to a fair resolution of the original agreement given the macro policy change. The restructured agreement will allow us to significantly expand our capacity in the U.S., which we intend to grow further both organically and through additional M&A opportunities if they meet our valuation, performance and location criteria. Separately, we plan to switch to a direct mining business rather than contracting with third parties in order to have greater control over this growth segment and to optimize our gross margin.”

All devices have unique QR codes enabling qualified uniqueness acceptance. The agreement stipulates a one-year warranty period covering the operational health and performance of the digital currency operation servers.

About Sino-Global Shipping America, Ltd. (NASDAQ: SINO)

Founded in the United States in 2001, Sino-Global Shipping America, Ltd. has been diversifying into the fast growing cryptocurrency market, while continuing to support and grow its shipping, chartering, logistics and related services business. Headquartered in New York, Sino-Global has offices in Los Angeles, Mainland China, Australia, Canada and Hong Kong. Additional information about Sino-Global can be found on the Company’s corporate website at www.sino-global.net.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include SINO’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. In addition, there is uncertainty about the spread of the COVID-19 virus and the impact it will have on SINO’s operations, the demand for SINO’s products and services, global supply chains and economic activity in general. Moreover, the value of cryptocurrencies may fluctuate significantly over time. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Additional information concerning these and other factors that may impact our expectations and projections will be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2020. SINO’s SEC filings are available publicly on the SEC’s website at www.sec.gov. SINO disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

David Pasquale

Global IR Partners

New York Office Phone: +1-914-337-8801

SINO@globalirpartners.com